EXHIBIT 10.22

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 26, 2007, by and between Silicon Valley Bank (“Bank”) and Vascular Solutions, Inc., a Minnesota corporation (“Borrower”) whose address is 6464 Sycamore Court, Minneapolis, Minnesota 55369.

RECITALS

A.        Bank and Borrower have entered into that certain Loan and Security Agreement dated with an Effective Date of December 31, 2003 (as the same may have been, and may from time to time in the future be, amended, modified, supplemented or restated, the “Loan Agreement”).

B.        Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Maturity Date, (ii) provide for the issuance of Letters of Credit, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.        Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.	Amendments to Loan Agreement.

2.1       Section 2.1.1(a) (Revolving Advances). The first sentence of Section 2.1.1(a) of the Loan Agreement reads as follows:

Bank will make Revolving Advances not exceeding the lesser of (A) the Committed Revolving Line and (B) the Borrowing Base.

Said sentence is hereby amended to read as follows:

Subject to the terms and conditions of this Agreement, Bank shall make Revolving Advances not exceeding the Availability Amount.

2.2       New Section 2.1.2 (Letters of Credit). The following is hereby added as Section 2.1.2 to the Loan Agreement:

2.1.2	Letters of Credit Sublimit.

(a)       As part of the Committed Revolving Line, at Borrower’s request for a Letter of Credit or Letters of Credit for the purpose set forth in subsection “f” below, Bank shall issue or have issued Letters of Credit for Borrower’s account in accordance with subsection “f” below. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Revolving Advances under the Committed Revolving Line. Except as set forth in subsection “e” below, the aggregate amount available to be used for the issuance of Letters of Credit may not exceed the following (the “Formula LC Limit”): (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base or (C) $10,000,000, minus (ii) the outstanding principal amount of any Revolving Advances (including the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). If, on the Revolving Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b)       The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c)       Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as a Revolving Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d)       To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

(e)       Notwithstanding the Formula LC Limit, Borrower may request that Bank, in Bank’s sole discretion, issue or have issued Letters of Credit for Borrower’s account which, when aggregated with other amounts used for the issuance of Letters of Credit, exceed the Formula LC Limit, provided that (i) such excess must be secured by cash or Cash Equivalents held at Bank, (ii) Bank’s security interest in such cash or Cash Equivalents must be a first priority security interest, on terms and conditions, and pursuant to documentation, satisfactory to Bank in its sole discretion, and (iii) such cash or Cash Equivalents cannot be used to satisfy the Cash At Bank Covenant or be specifically allocated as security for any other Credit Extension.

(f)        Borrower shall only request, and Bank shall only issue or have issued, pursuant to this Section 2.1.2, Letters of Credit in favor of VNUS Medical Technologies Inc. for purposes of posting any bond that may be required as a condition to Borrower appealing any judgment against Borrower in the VNUS Litigation.

2.3       Section 2.2 (Overadvances). The first sentence of Section 2.2 of the Loan Agreement reads as follows:

If Borrower’s Obligations under Section 2.1.1 exceed any of the applicable lending limitations set forth therein, Borrower must immediately pay Bank the excess.

Said sentence is hereby amended to read as follows:

If Borrower’s Obligations under Section 2.1.1 and/or Section 2.1.2 exceed any of the applicable lending limitations set forth therein, Borrower must immediately pay Bank the excess.

2.4       Section 2.3(a) (Interest Rate). The first full sentence of Section 2.3(a) of the Loan Agreement – Interest Rate – reads as follows:

Revolving Advances accrue interest on the outstanding principal balance at a per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, and Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate.

Said sentence is hereby amended to read as follows:

Revolving Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of one-half of one percentage point (0.50%) above the Prime Rate or 7.25%, and Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate.

2.5       Subsection 2.4(c) (Unused Revolving Line Fee). Section 2.4(c) of the Loan Agreement, which reads “(c) [Omitted]”, is hereby amended to read as follows:

(c)       Unused Revolving Line Fee. Borrower shall pay to Bank a fee, payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Committed Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any such fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. The amount by which availability for Revolving Advances under the Committed Revolving Line has been reduced due to Letters of Credit issued pursuant to this Agreement shall be considered as a use of the Committed Revolving Line for purposes of the section.

2.6       New Section 2.4(d) (Letter of Credit Fee). The following is hereby added as Section 2.4(d) to the Loan Agreement:

(d)       Letter of Credit Fee. Borrower shall pay to the Bank Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of (i) one and one-half percent (1.5%) per annum of the face amount of each Letter of Credit issued upon the issuance thereof, and (ii) three-quarters of one percent (.75%) per annum of the face amount of each Letter of Credit issued on the first anniversary of its issuance and upon the expiration of each six month period thereafter, and on the renewal of such Letter of Credit by Bank.

2.7       Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement reads as follows:

Borrower will maintain at all times:

(i)        Tangible Net Worth. A Tangible Net Worth of not less than (i) $11,000,000 through and including September 30, 2007, and (ii) $13,000,000 from October 1, 2007 and at all times thereafter; in each case plus 50% of the aggregate of (y) the Borrower’s quarterly net profit for the quarter ending March 31, 2007 and for each quarter thereafter, plus (z) all consideration for equity securities of Borrower received after December 1, 2006. Increases in the Tangible Net Worth requirement based on quarterly net profit shall be effective on the last day of the quarter in which said net profit is realized, and shall continue effective thereafter. Increases in the Tangible Net Worth requirement based on consideration received for equity securities of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. In no event shall the Tangible Net Worth requirement be decreased.

(ii)       Liquidity Coverage. A ratio of (A) unrestricted domestic cash (and equivalents) plus the amount of Eligible Accounts, divided by (B) the aggregate amount of Obligations outstanding hereunder (excluding outstanding Equipment Advances), of not less than 1.25 to 1.00.

Said Section 6.7 is hereby amended to read as follows:

Borrower will:

(i)        Tangible Net Worth. Maintain at all times a Tangible Net Worth of not less than an amount equal to (1) $10,000,000, minus (2) the lesser of $10,000,000 or the aggregate face amounts of any Letters of Credit and/or letters of credit issued and outstanding in favor of VNUS Medical Technologies Inc. for purposes of posting any bond that may be required as a condition to Borrower appealing any judgment against Borrower in the VNUS Litigation (collectively, the “VNUS Bond LC”), plus (3) 50% of the aggregate of (y) the Borrower’s quarterly Net Income for the quarter ending December 31, 2007 and for each quarter thereafter, plus (z) all consideration for equity securities of Borrower received after September 30, 2007. Increases in the Tangible Net Worth requirement based on quarterly Net Income shall be effective on the last day of the quarter in which said Net Income is realized, and shall continue effective thereafter. Increases in the Tangible Net Worth requirement based on consideration received for equity securities of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. In no event shall the Tangible Net Worth requirement be decreased except as contemplated in subpart “2” above.

(ii)      Cash at Bank. Maintain at all times at least $3,000,000 of unrestricted cash in deposit accounts with Bank (the “Cash At Bank Covenant”).

(iii)      Adjusted Earnings. Have (a) Net Income, plus (b) to the extent issued during the period for which the Net Income is being calculated, the face amount of the VNUS Bond LC, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, less (d) capital expenditures, of (x) greater than zero for the three month period ending November 30, 2007 and for each three month period ending as of the last day of each month thereafter through and including March 31, 2008, (y) greater than $100,000 for the three month period ending April 30, 2008 and for each three month period ending as of the last day of each month thereafter through and including June 30, 2008, and (z) greater than $500,000 for the three month period ending July 31, 2008 and for each three month period ending as of the last day of each month thereafter.

2.8       Section 9.1 (Rights and Remedies). The following is hereby added as a new subsection to Section 9.1 of the Loan Agreement:

(h)       Demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit.

2.9       Section 13.1 (Borrowing Base). The definition of “Borrowing Base” contained in Section 13.1 of the Loan Agreement reads as follows:

“Borrowing Base” shall mean:

(A)      up to 75% of Eligible Accounts; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral in Bank’s good faith business judgment; plus

(B)      up to 25% of Eligible Inventory, provided that Advances hereunder based on Eligible Inventory shall at no time exceed the lesser of (i) $1,500,000 or (ii) 33% of the amount of Eligible Accounts, as applicable from time to time; plus

(C)      up to 50% of Borrower’s unrestricted cash which is held at Bank and is subject to Bank’s first-priority perfected security interest;

as the foregoing are determined and confirmed by Bank from Borrower’s most recent Borrowing Base Certificate.

Said definition is hereby amended to read as follows:

“Borrowing Base” shall mean:

(A)      up to 80% of Eligible Accounts; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral in Bank’s good faith business judgment; plus

(B)      up to 30% of Eligible Inventory, provided that Revolving Advances hereunder based on Eligible Inventory shall at no time exceed the lesser of (i) $3,000,000 or (ii) 40% of the amount of Eligible Accounts, as applicable from time to time; plus

(C)      up to 75% of Borrower’s unrestricted cash and Cash Equivalents which are held at Bank and are subject to Bank’s first-priority perfected security interest (for purposes of the foregoing, “restricted” cash or Cash Equivalents include, without limitation, any cash or Cash Equivalents being used to secure Letter of Credit Obligations as contemplated by Section 2.1.2(e));

as the foregoing are determined and confirmed by Bank from Borrower’s most recent Borrowing Base Certificate.

2.10     Section 13.1 (Committed Revolving Line). The amount “$5,000,000” contained in the definition of “Committed Revolving Line,” which is contained in Section 13.1 of the Loan Agreement, is hereby amended from said “$5,000,000” to “$10,000,000.

2.11     Section 13.1 (Credit Extension). The definition of “Credit Extension” contained in Section 13.1 of the Loan Agreement reads as follows:

“Credit Extension” is each Revolving Advance, Equipment Advance and other extension of credit or credit accommodation by Bank for Borrower’s benefit.

Said definition is hereby amended to read as follows:

“Credit Extension” is each Revolving Advance, Letter of Credit, Equipment Advance and other extension of credit or credit accommodation by Bank for Borrower’s benefit.

2.12     Section 13.1 (Eligible Accounts). The following subsections “a”, “b” and “e” of the definition of “Eligible Accounts” contained in Section 13.1 of the Loan Agreement are hereby amended to read as follows:

(a)       Accounts (other than Foreign Accounts) that the account debtor has not paid within 90 days of invoice date, and Foreign Accounts that the account debtor has not paid within 150 days of invoice date, provided that not more than $500,000 of Eligible Accounts may consist of Foreign Accounts that are unpaid more than 120 but less than 151 days of invoice date;

(b)       Accounts (other than Foreign Accounts) for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date, and Foreign Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 150 days of invoice date;

(e)       [Reserved];

2.13     Section 13.1 (Revolving Maturity Date). The definition of “Revolving Maturity Date,” which is contained in Section 13.1 of the Loan Agreement, is hereby amended from “December 27, 2007” to “December 25, 2009”.

2.14     Section 13.1 (Tangible Net Worth). The definition of “Tangible Net Worth” contained in Section 13.1 of the Loan Agreement reads as follows:

“Tangible Net Worth” is, on any date, the book value of Borrower minus the aggregate amounts attributable to intangible items plus Subordinated Debt.

Said definition is hereby amended to read as follows:

“Tangible Net Worth” is, on any date, the book value of Borrower minus the aggregate amounts attributable to intangible items (other than restricted cash that is treated as an intangible item) plus Subordinated Debt.

2.15     Section 13.1 (New Definitions). The following definitions are hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order.

“Availability Amount” is (a) the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, and minus (c) the outstanding principal balance of any Revolving Advances.

“Cash At Bank Covenant” has the meaning set forth in Section 6.7(ii).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any

State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Foreign Account” means an Account for which the account debtor does not have its principal place of business in the United States.

“Foreign Currency” means lawful money of a country other than the United States.

“Formula LC Limit” has the meaning set forth in Section 2.1.2(a).

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“VNUS Bond LC” has the meaning set forth in Section 6.7.

“VNUS Litigation” means the intellectual property lawsuit brought against Borrower (as one of three defendants) by VNUS Medical Technologies, Inc. (“VNUS”) on October 13, 2005 in the United States District Court for the Northern District of California, requesting a judgment that Borrower’s Vari-Lase procedure kit and Vari-Lase laser console infringe on certain patents held by VNUS.

2.16     Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is hereby replaced by Exhibit A hereto.

3.         Condition Precedent to Revolving Advances. Without limitation on any other conditions or other terms of the Loan Documents, each of the following shall be a condition precedent to Bank’s obligation to make the initial Revolving Advance after the date hereof: (1) an audit by Bank of Borrower’s Collateral, and (2) Bank’s receipt and satisfactory review of Borrower’s certificate of incorporation and lien searches against Borrower.

4.         Facility Fee. Borrower shall pay to Bank a fee of $75,000 concurrently herewith, which shall be in addition to interest and to all other amounts payable hereunder and under the Loan Documents and which shall not be refundable. Bank is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

5.         Limitation of Amendments.

5.1       The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.         Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3       The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.         Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	VASCULAR SOLUTIONS, INC.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

TO

AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	VASCULAR SOLUTIONS, INC.

The undersigned authorized officer of VASCULAR SOLUTIONS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required reporting and financial covenants as set forth in Section 6.2 and 6.7 of the Agreement, respectively, except as noted below and (ii) all representations and warranties as set forth in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes and subject to normal year end audit adjustments for interim financial statements. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement regarding the making of loans as more fully set forth in Sections 3.1 and 3.2 thereof, as applicable, and that compliance is determined on an ongoing basis and not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes/No
Annual (Audited)	FYE within 90 days	Yes/No
A/R & A/P Agings (by invoice date)	Monthly * within 30 days	Yes/No
Inventory Report	Monthly * within 30 days	Yes/No
A/R Audit	Initial and Annually	Yes/No
Borrowing Base Certificate	Monthly * within 30 days	Yes/No
Annual Projections	Prior to start of new fiscal year	Yes/No
*Quarterly when not borrowing on the RLOC

Financial Covenant	Required	Actual	Complies
As of month end:
§ 6.7(i): Minimum Tangible Net Worth	$10,000,000**	$__________	Yes/No
§ 6.7(ii): Unrestricted Cash at Bank	$3,000,000	$__________	Yes/No
§ 6.7(iii): Adjusted Earnings thru 3/08	more than $0.0	$__________	Yes/No
§ 6.7(iii): Adjusted Earnings 4/08 – 6/08	more than $100,000	$__________	Yes/No
§ 6.7(iii): Adjusted Earnings thereafter	more than $500,000	$__________	Yes/No
** as adjusted per the Agreement

Comments Regarding Exceptions: See Attached.

Sincerely,

Vascular Solutions, Inc	BANK USE ONLY

By _____________________________________	Received by _________________________
Title: ___________________________________	Authorized Signer
Date:	Date _______________________________

Verified ____________________________ Authorized Signer

Date _______________________________
Compliance Status: Yes No